EXHIBIT 99.3

SELECTED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On November 3, 2008 the Registrant’s wholly owned subsidiary, Maiden Holdings North America, Ltd. (“Maiden NA”), entered into an agreement to acquire GMAC RE LLC, the reinsurance managing general agent writing business on behalf of Motors Insurance Corporation, and the renewal rights for the business written by GMAC RE. The transaction closed simultaneously with the signing of the agreements. In connection with the closing of the transaction, GMAC RE management and employees have transitioned to Maiden NA and GMAC RE was renamed Maiden RE. In connection with the above transaction, Maiden NA also entered into an agreement to acquire two licensed insurance companies, GMAC Direct Insurance Company(“GMAC Direct”) and Integon Specialty Insurance Company(“Integon”). Consummation of the acquisition of GMAC Direct was closed on December 23, 2008.  Consummation of the acquisition of Integon is subject to regulatory approval.

The following unaudited condensed consolidated pro forma financial information consolidates the historical consolidated statements of income and consolidated balance sheet of Maiden Holding, Ltd. and the historical condensed statements of income and condensed balance sheet of GMAC RE. Those historical financial statements were prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP"). The unaudited condensed consolidated pro forma financial information has been prepared using the assumptions described in the notes thereto.

The unaudited condensed consolidated pro forma financial information below should be read in conjunction with the notes thereto and the historical consolidated financial statements of GMAC RE, as well as in conjunction with the historical consolidated financial statements of Maiden Holding, Ltd. included in its Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2008. This unaudited condensed consolidated pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition been effective during the periods presented or of the future financial position or future results of operations of the consolidated company. The consolidated financial information as of September 30, 2008 and for the periods presented may have been different had the companies actually been consolidated as of that date or during those periods due to, among other factors, possible revenue enhancements, expense efficiencies and integration costs. Additionally, as discussed in Note 1, the actual allocation of the purchase price to the acquired assets and liabilities may vary materially from the assumptions used in preparing the unaudited condensed consolidated pro forma financial information.

Maiden Holdings, Ltd.
Unaudited Condensed Consolidated Pro Forma Balance Sheet
As of September 30, 2008
(in thousands (000's), except per share data)

	Historical Maiden Holdings, Ltd	Historical GMAC RE (Carve-out of GMACI)	Pro Forma Purchase Adjustments	Notes	Pro Forma Results
Assets
Fixed maturities, available-for-sale, at fair value	$687,186	$572,593	$13,284	3b	$
			(27,893)	3e		1,245,170
Other investments, at fair value	10,071	-	-			10,071
Total investments	697,257	572,593	(14,609)			1,255,241
Cash and cash equivalents	82,443	46,672	(100,000)	3a
			(13,250)	3b
			(3,200)	3c
			(3,429)	3a
			(40,249)	3f
			402,642	3e		371,629
Accrued investment income	5,423	321	(321)	3f		5,423
Reinsurance balances receivable, net	98,779	190,289	(190,289)	3h		98,779
Reinsurance recoverables on unpaid losses	-	74,795	(74,795)	3e, 3h		-
Prepaid reinsurance premiums	-	14,549	(14,549)	3e, 3h		-
Loan to related party	167,975	-	-			167,975
Prepaid expenses and other assets	420	700	(274)	3f		846
Deferred commission and other acquisition costs	88,615	48,971	-			137,586
Deferred taxes	-	43,311	(43,311)	3f		-
Receivable from GMACI Holdings	-	420,360	(420,360)	3f		-
Fixed assets, net	63	977	-			1,040
Intangible assets	-	-	62,400	2a, 3d		62,400
Goodwill	-	-	47,252	2a, 3d		47,252

Total Assets	$1,140,975	$1,413,538	$(406,342)			$2,148,171
Liabilities and Shareholders/Divisions’ Equity
Liabilities
Loss and loss adjustment expense reserves	$123,621	$840,335	$(85,188)	3e		$878,768
Unearned premiums	267,799	246,899	(27,291)	3e		487,407
Accrued expenses and other liabilities	4,670	7,646	(4,645)	3f		7,671
Reinsurance payable	-	15,944	(15,944)	3f		-
Due to broker	5,656	-	-			5,656
Securities sold under agreements to repurchase, at contract value	260,775	-	-			260,775
Payable to GMACI Holdings	-	-	29,440	3j		29,440
Total Liabilities	662,521	1,110,824	(103,628)			1,669,717

Shareholder/Divisions’ Equity:
Common shares	596					596
Additional paid-in capital	530,258					530,258
Accumulated other comprehensive loss	(62,856)					(62,856)
Retained earnings/Divisions’ equity	10,456	302,714	(302,714)	3g		10,456
Total Shareholders/Divisions’ Equity	478,454	302,714	(302,714)			478,454

Total Liabilities and Shareholders’ Equity	$1,140,975	$1,413,538	$(406,342)			$2,148,171

Maiden Holdings, Ltd.
Unaudited Condensed Consolidated Pro Forma Statement of Income
For the Nine Months Ended September 30, 2008
(in thousands (000's), except per share data)

	Historical Maiden Holdings, Ltd.	Historical GMAC RE (Carve-out of GMACI)	Pro Forma Purchase Adjustments	Notes	Pro Forma Results
Revenues:
Premium income:
Net premiums written	$386,870	$423,317	$-		$810,187
Change in unearned premiums	(130,631)	(55,342)			(185,973)
Net earned premium	256,239	367,975	-		624,214
Net investment income	24,346	40,803	(8,241)	3i	56,908
Net realized investment losses	(42,375)	(2)	-		(42,377)
Service fee and other revenue	-	267	-		267
Total revenues	238,210	409,043	(8,241)		639,012
Expenses:
Loss and loss adjustment expenses	148,362	274,289	-		422,651
Commission and other acquisition expenses	85,057	74,332	3,680	3k	163,069
Salaries and benefits	1,820	19,352	-		20,526
Foreign exchange loss	364	-	-		364
Other operating expenses	3,816	4,318	-		8,780
Total expenses	239,419	372,291	3,680		615,390

Net income before provision for income taxes	$(1,209)	$36,752	$(11,921)		$23,622

Provision for income taxes	-	12,863	(12,863)	3k	-
Net income	(1,209)	23,889	942		23,622

Earnings per common share:
Basic earnings per common share	(0.02)				0.40
Diluted earnings per common share	(0.02)				0.40

Weighted average number of basic shares outstanding	59,550,000				59,550,000

Weighted average number of diluted shares outstanding	59,550,000				59,550,000

Maiden Holdings, Ltd.
Unaudited Condensed Consolidated Pro Forma Statement of Income
For the Year Ended December 31, 2007
(in thousands (000's), except per share data)

	Historical Maiden Holdings, Ltd. (May 31, 2007, inception to December 31, 2007)	Historical GMAC RE (Carve-out of GMACI)	Pro Forma Purchase Adjustments	Notes	Pro Forma Results
Revenues:
Premium income:
Net premiums written	$247,353	$495,407	$-		$742,760
Change in unearned premiums	(137,166)	(585)	-		(137,751)
Net earned premium	110,187	494,822	-		605,009
Net investment income	15,233	59,025	(15,675)	3i	58,583
Net realized investment gains (losses)	170	(19)	-		151
Service fee and other revenue		-	-		-
Total revenues	125,590	553,828	(15,675)		663,743
Expenses:
Loss and loss adjustment expenses	65,017	328,365	-		393,382
Commission and other acquisition expenses	35,525	111,896	4,948	3k	152,369
Salaries and benefits	1,016	26,571	-		27,587
Foreign exchange loss	-	(11)	-		(11)
Other operating expenses	1,945	10,083	-		12,028
Total expenses	103,503	476,904	4,948		585,355

Net income before provision for income taxes	$22,087	$76,924	$(20,623)		$78,388

Provision for income taxes	-	26,923	(26,923)	3k	-
Net income	22,087	50,001	6,300		78,388

Earnings per common share:
Basic earnings per common share	0.44				1.54
Diluted earnings per common share	0.44				1.54

Weighted average number of basic shares outstanding	50,759,772				50,759,772

Weighted average number of diluted shares outstanding	50,759,772				50,759,772

Maiden Holdings, Ltd.

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

1.	BASIS OF PRESENTATATION

The unaudited condensed consolidated pro forma financial information gives effect to the acquisition as if it had occurred on September 30, 2008 for the purposes of the unaudited condensed consolidated pro forma balance sheet at September 30, 2008 and at January 1, 2007 for the purposes of the unaudited condensed consolidated pro forma statements of income for the nine months ended September 30, 2008 and the year ended December 31, 2007. The unaudited condensed consolidated pro forma financial information has been prepared by Maiden Holdings, Ltd’s management and is based on Maiden Holdings Ltd’s historical consolidated financial statements and GMAC RE's (A Carve-out of GMAC Insurance Holdings LLC) historical consolidated financial statements, which have been prepared by GMAC RE. Certain amounts from GMAC RE's historical consolidated financial statements have been reclassified to conform to the Maiden Holdings, Ltd. presentation.

This unaudited condensed consolidated pro forma financial information is prepared in conformity with GAAP. The unaudited condensed consolidated pro forma balance sheet as of September 30, 2008 and the unaudited condensed consolidated pro forma statements of income for the year ended December 31, 2007 and the nine months ended September 30, 2008 have been prepared using the following information:
(a)	Unaudited historical consolidated financial statements of Maiden Holdings, Ltd. as of September 30, 2008 and for the nine months ended September 30, 2008;
(b)	Unaudited historical consolidated financial statements of GMAC RE (A Carve-out of GMAC Insurance Holdings LLC) as of September 30, 2008 and for the nine months ended September 30, 2008;

(c)	Audited historical consolidated financial statements of Maiden Holdings, Ltd. for the year ended December 31, 2007;
(d)	Audited historical consolidated financial statements of GMAC RE (A Carve-out of GMAC Insurance Holdings LLC) for the year ended December 31, 2007; and

(e)	Such other supplementary information as considered necessary to reflect the acquisition in the unaudited pro forma condensed consolidated financial information.

Maiden Holdings, Ltd.
Notes to Unaudited Condensed Consolidated Pro Forma
Financial Statements (Continued)

The pro forma adjustments reflecting the acquisition of GMAC RE, GMAC Direct and Integon under the purchase method of accounting are based on certain estimates and assumptions. The actual adjustments upon consummation of the acquisition and the allocation of the final purchase price will depend on a number of factors, including additional financial information available at such time, changes in values and changes in operating results between the date of preparation of this unaudited pro forma condensed consolidated financial information and the effective date of the acquisition. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the differences may be material. Maiden Holdings, Ltd’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial information.

The unaudited condensed consolidated pro forma financial information does not include all the anticipated financial benefits or expenses from such items as expense efficiencies or revenue enhancements arising from the acquisition nor does the unaudited condensed consolidated pro forma financial information include restructuring and integration costs to be incurred by Maiden Holdings, Ltd.

The unaudited condensed consolidated pro forma financial information is not intended to reflect the results of operations or the financial position that would have resulted had the acquisition been affected on the dates indicated and if the companies had been managed as one entity. The unaudited condensed consolidated pro forma financial information should be read in conjunction with the historical consolidated financial statements of Maiden Holdings, Ltd. included in Maiden Holdings, Ltd 's Annual Report for the year ended December 31, 2007 and unaudited consolidated financial statements of Maiden Holdings, Ltd. included in Maiden Holdings, Ltd 's Quarterly Report on Form 10-Q for the nine months ended September 30, 2008, as well as the historical consolidated financial statements of GMAC RE (A Carve-out of GMAC Insurance Holdings LLC).

2.	PURCHASE PRICE CONSIDERATIONS

The agreement provided for a base purchase price of GMAC RE of $100 million. This Purchase Price shall be adjusted “dollar for dollar” in an amount equal to GMAC RE Closing Tangible Assets less the Closing Liabilities less $1 million. Such amount, if a positive number shall increase the Purchase Price and, if a negative number shall reduce the Purchase Price. The consideration for GMAC Direct is $5.0 million plus an amount equal to the policyholders’ surplus as of the closing date and for Integon it is $3.2 million plus an amount equal to the policyholders’ surplus as of the closing date. The consummation of the acquisition of GMAC Direct closed on December 23, 2008 and $13.25 million was paid based on estimated policyholders’ surplus. The agreement requires that this be adjusted to actual within 60 days of the closing date.

 The determination of goodwill is based upon the following ($ in thousands):

	Pro Forma
	Footnote
Purchase price:
Purchase of common stock and renewal rights	3a, 3b, 3c	$108,200
Adjustments:
Purchase price adjustment for GMAC RE	3a, 3j(i)	2,848
Purchase price adjustment for GMAC Direct	3b	13,250
Direct transaction costs	3a	3,429
Total purchase price		127,727

Allocation of purchase price: (A)
Net assets of GMAC RE, GMAC Direct and Integon at 10/31/08	3a	18,075
Intangible assets	3b	62,400
Goodwill		47,252
		$127,727

A
The purchase price is allocated to balance sheet assets acquired (including identifiable intangible assets arising from the acquisition) and liabilities assumed based on their estimated fair value. The pro forma adjustments to the GMAC RE historical consolidated balance sheet in connection with the acquisition are described in Note 3.

3.	PRO FORMA ADJUSTMENTS

As discussed above, these pro forma adjustments are based on certain estimates and assumptions made as of the date of the unaudited pro forma condensed consolidated financial information. The actual adjustments will depend on changes in the estimated fair values of net assets and operating results of GMAC RE, GMAC Direct and Integon between September 30, 2008 and the effective date of the acquisition. Maiden Holdings Ltd expects to make such adjustments at the effective date of the acquisition. These adjustments may be different from the adjustments made to prepare the unaudited pro forma condensed consolidated financial information and such differences may be material.

(a)
Pursuant to the agreement, in addition to the $100 million paid in cash, the Purchase Price of GMAC RE was adjusted “dollar for dollar” in an amount equal to the GMAC RE Closing Tangible Assets of $6.85 million less the Closing Liabilities of $3 million less $1 million. As the amount, is a positive number, it has increased the Purchase Price by $2.85 million. In addition, there are direct acquisition costs of $3.43 million which includes legal cost, investment appraisal and due diligence fees.

(b)
The base purchase price of GMAC Direct was $5 million. The total purchase price was $18.25 million which included acquired net assets of $13.25 million primarily consisting of fixed maturity securities as of the closing date. Of this amount $13.25 was paid at closing and $5 million is payable to GMACI Holdings (See 3j(ii)).

(c)	The base purchase price of Integon was $3.2 million.
(d)
Represents the recognition of approximately $62.4 million of intangible assets, relating to licenses and customer relationships. The remainder of purchase price in excess of net assets acquired resulted in goodwill of $47.2 million.

(e)
Pursuant to the loss portfolio transfer agreement, the Company received approximately $402.6 million in cash and $544.7 million in US government and agencies fixed maturity investments in trust accounts for the benefit of the cedents as the initial transfer amounts in connection with the transaction. The trued up loss reserves of $755.1 million and unearned premium of $219.6 million were transferred at closing, which consisted of the following:

Historical GMAC RE (in 000’s)	Gross Amount at 9/30/08	Reinsurance Balance at 9/30/08 (3h)	True-up Adjustment at Closing (1)	Net Liability Assumed at Closing
Loss and loss adjustment expense reserve	$840,335	$(74,795)	$(10,393)	$755,147
Unearned premiums	$246,899	$(14,549)	$(12,742)	$219,608

(1)
These amounts represent adjustments to reflect actual liabilities transferred at closing date. Maiden owed $9.6 million and $12.0 million to GMACI Holdings for loss reserves and unearned premiums, respectively, related to these true-up adjustments. (See 3j(iii)).

(f)	This reflects assets and liabilities not acquired as a part of the purchase agreement.
(g)	Elimination of GMAC RE’s historical division equity balance.

(h)
Pursuant to the agreement, Maiden Holdings, Ltd. did not assume any credit risk on these assets.  Maiden Holdings, Ltd. is not a party to these agreements. Maiden’s responsibility for loss and loss adjustment expense under the loss portfolio transfer agreement is net of amounts recoverable under these agreements

(i)	As Maiden Holdings, Ltd. did not acquire the equity balance, this adjustment reflects the decrease in investment income earned on the average equity.

(j)
The payable to GMACI Holdings represents:
(i)   GMAC RE’s excess surplus of $2.85 million (see Note 3a for details),
(ii)  $5 million payable in regards to the state deposits acquired for GMAC Direct licenses
(iii) $21.6 million payable in regards to the true up of GMAC RE loss reserves and unearned premiums.

(k)
Maiden Holdings, Ltd.’s income is not subject to U.S. taxation and therefore no income tax provision is required. However, the Company would be subject to Federal Excise Tax of around 1% on its premium.